Crescent Biopharma Reports First Quarter 2026 Financial Results and Recent Business Highlights
ASCEND Phase 1/2 global clinical trial ongoing, evaluating CR-001, a PD-1 x VEGF bispecific antibody, in multiple solid tumor types in first-line and previously treated patients; first ADC combination trial with CR-001 on track to initiate in second half of 2026
Phase 1/2 trial of CR-003, an ITGB6-targeted ADC, ongoing in China
CR-002, a PD-L1-targeted ADC, on track to enter the clinic in second half of 2026
Multiple key clinical data readouts anticipated beginning in Q1 2027

Waltham, Mass., April 29, 2026 – Crescent Biopharma, Inc. (“Crescent” or the “Company”) (Nasdaq: CBIO), a clinical-stage biotechnology company dedicated to rapidly advancing the next wave of therapies for cancer patients, today announced financial results for the first quarter ended March 31, 2026 and recent business highlights.
“Crescent’s execution on the advancement of our pipeline this quarter positions us for meaningful clinical data readouts in 2027 from CR-001, our potentially best-in-class PD-1 x VEGF bispecific antibody, as well as our differentiated ADC programs. The innovative design of our Phase 1/2 ASCEND study of CR-001 enables us to quickly generate comprehensive data for this next generation immuno-oncology backbone both as monotherapy and in combination with standard of care chemotherapy in multiple tumor types, and we’re also working with our partner, Kelun-Biotech, to deliver ADC combination data,” said Joshua Brumm, chief executive officer of Crescent. “We are pleased that both our global ASCEND trial and the Phase 1/2 trial of CR-003 in China are progressing well. We are on track to initiate two more trials during the second half of 2026, with the first ADC combination study for CR-001 and planned clinic entry for CR-002. This continued momentum underscores our commitment to delivering transformative therapies for people living with cancer.”
Recent Business Highlights & Anticipated Milestones
CR-001, PD-1 x VEGF bispecific antibody
•CR-001 is an investigational tetravalent bispecific antibody that combines two complementary, validated mechanisms in oncology via a blockade of PD-1 and VEGF. Enrollment is ongoing in ASCEND, a global, open-label Phase 1/2 clinical trial evaluating CR-001 in multiple solid tumor types, including non-small cell lung cancer (NSCLC) and various gastrointestinal and gynecological cancers, in both treatment-naïve and previously treated patients.
•A trial in progress abstract of the ASCEND study design has been accepted for poster presentation during the 2026 American Society of Clinical Oncology (ASCO) Annual Meeting being held May 29-June 2, 2026 in Chicago: “ASCEND: A phase 1/2, dose-escalation, optimization, and dose-expansion study to evaluate the safety and antitumor activity of CR-001 in adults with locally advanced or metastatic solid tumors.”

•Under its strategic collaboration, Crescent granted Sichuan Kelun-Biotech Biopharmaceutical Co., Ltd., (“Kelun-Biotech”) exclusive rights to research, develop, and commercialize CR-001 (also known as SKB118) in Greater China. Kelun-Biotech plans to initiate a Phase 1/2 trial of CR-001 (SKB118) in China in the first half of 2026.

•Crescent also plans to evaluate CR-001 in combination with multiple ADCs, including CR-002 and CR-003. Initiation of the first Phase 1/2 combination trial of CR-001 with a Kelun-Biotech ADC is expected in the second half of 2026 in China.
•Crescent anticipates reporting:
•Proof-of-concept clinical data from the ASCEND trial of CR-001 in the first quarter of 2027, including initial safety, pharmacokinetics, pharmacodynamics and preliminary antitumor activity from dose escalation and backfill cohorts in first-line and previously treated patients in multiple solid tumor types. A backfill cohort of first-line NSCLC patients is planned as part of this readout.
•Initial data of CR-001 in combination with standard of care chemotherapy in first-line and previously treated patients by mid-2027 (Q2/Q3) utilizing the dose expansion part of the ASCEND trial.
•Initial data from the Phase 1/2 trial in China of CR-001 in combination with a Kelun-Biotech ADC in mid-2027 (Q2/Q3).
CR-002, topoisomerase inhibitor ADC targeting PD-L1
•CR-002 is a topoisomerase inhibitor ADC directed to PD-L1, a validated target known to have high expression in multiple solid tumors. CR-002 incorporates a PD-L1 antibody selected for high internalization to facilitate payload release in target cells and a linker designed for intracellular cleavage and high stability in circulation.
•Crescent is on track to submit an Investigational New Drug (IND) application to the FDA for CR-002 in mid-2026 to support the initiation of a Phase 1/2 trial in solid tumors in the second half of 2026, with proof-of-concept data expected in the second half of 2027.
CR-003, topoisomerase inhibitor ADC targeting integrin beta-6 (ITGB6)
•CR-003 is an investigational topoisomerase inhibitor ADC directed to ITGB6, which is overexpressed in many solid tumors with minimal expression in most normal tissues. CR-003 consists of an anti-ITGB6 fully human IgG1 monoclonal antibody conjugated via a stable, clinically validated cleavable linker.
•A Phase 1/2 trial of CR-003 (also known as SKB105) in participants with advanced solid tumors led by Kelun-Biotech in China is ongoing and proof-of-concept data are expected in the first quarter of 2027. A Phase 1/2 combination trial of CR-003 and CR-001 is expected to initiate in the first half of 2027, with initial data anticipated by year-end 2027. Under its strategic collaboration, Kelun-Biotech granted Crescent exclusive rights to research, develop, and commercialize CR-003 (SKB105) in the United States, Europe and all markets outside of Greater China.
First Quarter 2026 Financial Results
Cash position: Cash and cash equivalents were $189.2 million as of March 31, 2026, which is anticipated to fund operations into 2028.

Revenue: Revenue for the three months ended March 31, 2026 was $1.0 million compared to no revenue in 2025. The revenue recognized in 2026 is the result of the $20.0 million upfront payment received from Kelun-Biotech pursuant to the license agreement for CR-001.
Research and development (R&D) expenses: R&D expenses were $17.9 million and $10.6 million for the three months ended March 31, 2026 and 2025, respectively. The increase in R&D expenses is the result of continued development of CR-001 and CR-002.
General and administrative (G&A) expenses: G&A expenses were $7.9 million and $3.6 million for the three months ended March 31, 2026 and 2025, respectively. The increase in G&A expenses is the result of personnel costs, including share-based compensation, and professional services associated with operating as a public company.
Net loss: Net loss was $23.3 million and $15.1 million, or $0.70 and $19.63 per basic and diluted share, for the three months ended March 31, 2026 and 2025, respectively.
Shares outstanding: As of March 31, 2026, Crescent had approximately 33.4 million shares of the Company’s ordinary shares and ordinary share equivalents issued and outstanding, including ordinary shares underlying pre-funded warrants and non-voting convertible preferred stock.
About Crescent Biopharma
Crescent Biopharma’s vision is to build a world leading oncology company bringing the next wave of therapies for cancer patients. The Company’s clinical-stage pipeline includes its lead program, a PD-1 x VEGF bispecific antibody, as well as novel antibody-drug conjugates (ADCs). By leveraging multiple modalities and established targets, Crescent aims to rapidly advance potentially transformative therapies either as single agents or as part of combination regimens to treat a range of solid tumors. For more information, visit www.crescentbiopharma.com and follow the Company on LinkedIn and X.
Forward-Looking Statements
Certain statements in this press release, other than purely historical information, may constitute "forward-looking statements" within the meaning of the federal securities laws, including for purposes of the "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, express or implied statements relating to Crescent’s expectations, hopes, beliefs, intentions or strategies regarding the future of its pipeline and business including, without limitation the timing and success of the Phase 1/2 ASCEND trial for CR-001, the timing of clinical data readouts, the expected benefits or opportunities with respect to the strategic partnership between Crescent and Kelun-Biotech, the timing of initiation and success of clinical trials for the Company’s other product candidates, including CR-002 and CR-003, and Crescent’s expected cash runway. Forward-looking statements generally relate to future events or our future financial or operating performance. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “predict,” “target,” “intend,” “could,” “would,” “should,” “project,” “plan,” “expect,” and similar expressions that convey uncertainty of future events or outcomes are intended to) identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, that the expected benefits of, and opportunities related to, the potential of CR-001 may change, that CR-001 may not receive regulatory approval and, if approved, may not be commercially successful, that there can be no assurance that Crescent’s clinical trials will be completed successfully and/or produce results necessary to support regulatory approval for commercialization, that Crescent may not reach the anticipated milestones at the times outlined in this release or at all, that the expected benefits of, and opportunities related to, that Crescent's current or future collaborations, including the current collaboration with Kelun-Biotech, may not be successful, Crescent’s limited operating history, including with respect to clinical trials, Crescent’s historical losses and any future ability to generate revenue, Crescent’s ability to raise capital to support its business plans, risks associated with clinical development and regulatory approval, risks related to Crescent’s intellectual property, Crescent’s reliance on third parties, including to help develop its product candidates and run its clinical trials, as well as to manufacture its product candidates, as well as those factors more fully described in Crescent’s most recent filings with the Securities and Exchange Commission (including its Quarterly Report on Form 10-Q), and Crescent’s other filings with the Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise these forward-looking statements.

Crescent Biopharma, Inc.
Condensed Consolidated Statement of Operations
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended March 31, 2026	Three Months Ended March 31, 2025
License agreement revenue	$1,039	$—
Operating expenses
Research and development	17,903	10,627
General and administrative	7,865	3,597
Total operating expenses	25,768	14,224
Loss from operations	(24,729)	(14,224)
Other income (expense):
Interest income	1,446	188
Interest expense	—	(1,112)
Total other income (expense)	1,446	(924)
Net loss and comprehensive loss	$(23,283)	$(15,148)

Net loss per share attributable to ordinary shareholders, basic and diluted	$(0.70)	$(19.63)
Net loss per share attributable to Series A non-voting convertible preferred shareholders, basic and diluted	(699.31)	—

Weighted-average ordinary shares outstanding used in computing net loss per share to ordinary shareholders, basic and diluted	30,397,886	771,851
Weighted-average Series A non-voting convertible preferred shares outstanding used in computing net loss per share to Series A non-voting convertible preferred shareholders, basic and diluted	2,890	—

Summary Balance Sheet Data
(in thousands)
(Unaudited)

	March 31, 2026	December 31, 2025
Assets
Cash	$189,163	$213,192
Other assets	9,967	27,101
Total Assets	$199,130	$240,293
Liabilities and Shareholders' Equity
Liabilities	$15,283	$37,281
Shareholders' equity and convertible preferred shares	183,847	203,012
Total liabilities and shareholders' equity	$199,130	$240,293
Contacts
Investors
Amy Reilly
Chief Communications Officer
amy.reilly@crescentbiopharma.com
617-465-0586
Media
Jenna Poist
Director, Corporate Communications
jenna.poist@crescentbiopharma.com
781-671-5019